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                                   EXHIBIT (4)

                                MOUNTBATTEN, INC.

                           1995 EQUITY INCENTIVE PLAN
                                FOR KEY EMPLOYEES


         MOUNTBATTEN, INC., a corporation organized under the laws of the Commonwealth of Pennsylvania, hereby sets forth the 1995 Equity Incentive Plan for Key Employees. The Plan permits the grant of stock options, stock appreciation rights, limited stock appreciation rights, restricted stock and restricted unit awards. The Committee of the Board of Directors that administers the Plan may select and grant to key employees of the Company and its Affiliates, the type of option, stock appreciation right or award which the Company determines to be most effective in advancing the interests of the Company through the motivation and retention of those key employees upon whose judgment, initiative and continued efforts the Company is largely dependent for the successful conduct of its business.

                                 1. DEFINITIONS

         Whenever the following terms are used in the Plan they shall have the meaning specified below unless the context clearly indicates to the contrary.

         "Affiliate" shall mean any corporation in which the Company owns, directly or indirectly, 25% or more of the voting stock.

         "Award" shall mean an award of restricted stock or restricted units granted under the provisions of Section 5 of the Plan.

         "Board" shall mean the Board of Directors of the Company.

         "Change in Control" shall mean a change in the power to direct or cause the direction of the management and policies of the Company arising from (1) any "person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d) of the Exchange Act), becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities, other than a person or group who, as of the date of the adoption of this Plan by the Board of Directors of the Company, is known by the Company to be the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's outstanding securities, or (2) more than 50% of the assets of the Company being disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets (including stock of a subsidiary or subsidiaries) of the Company or otherwise.


         "Code" shall mean the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include such section, any
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valid regulation promulgated thereunder and any comparable provision of any future legislation amending, supplementing or superseding such section.

         "Committee" shall mean the committee appointed by the Board (pursuant to Section 2(a) of the Plan) to administer the Plan.

         "Company" shall mean Mountbatten, Inc., a Pennsylvania corporation.

         "Director" shall mean a member of the Board.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Employee" shall mean any salaried, full-time employee of the Company, or of any corporation which is then an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

         "Exercise Price" shall mean: (i) in the case of an Option, the Fair Market Value per Share upon the date of grant; and (ii) in the case of a Right, the Fair Market Value per Share upon the date of grant.

         "Fair Market Value" shall be the last sales price of Shares quoted by the automated quotation system of the National Association of Securities Dealers, Inc. ("Nasdaq") for the date in question, as published in The Wall Street Journal. If no sale prices are quoted with respect to the Shares by Nasdaq for such date, the next preceding date for which such sale prices are quoted shall be used.

         "Grantee" shall mean an Employee to whom an Award is granted.

         "Incentive Stock Option" shall mean an Option designated as such by the Committee which meets the requirements of Section 422 of the Code.

         "LSAR" shall mean a limited stock appreciation right awarded under the provisions of Section 7 hereof.

         "Option" shall mean an option to purchase Shares granted under the provisions of Section 4 of the Plan and, where applicable, shall include an Incentive Stock Option.

         "Optionee" shall mean an Employee to whom an Option or Right is granted.

         "Plan" shall mean this 1995 Equity Incentive Plan for Key Employees.

         "Related" shall mean: (i) in the case of a Right, a Right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option or another Right; and (ii) in the case of an Option, an Option with respect to which and to the extent a Right exercisable, in whole or in part, in lieu thereof, has been granted.
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         "Restricted Stock Award" shall mean an award of restricted Shares granted under the provisions of Section 5(d) of the Plan.

         "Restricted Unit Award" shall mean an Award of restricted units granted under the provisions of Section 5(e) of the Plan.

         "Retirement" shall mean a Termination of Employment by reason of the Employee's retirement at or after the Employee's earliest permissible retirement date pursuant to and in accordance with his or her employer's regular retirement plan or practice.

         "Right" shall mean any Stock Appreciation Right or LSAR granted under the Plan.

         "Secretary" shall mean the Corporate Secretary or an Assistant Secretary of the Company.

         "Shares" shall mean shares of the Company's Common Stock, $.001 par value per share.

         "Stock Appreciation Right" shall mean a Right granted under the provisions of Section 6 of the Plan.

         "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         "Termination of Employment" shall mean a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Total Disability or Retirement or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate.

         "Total Disability" shall mean permanent and total disability as determined in accordance with Section 72(m)(7) of the Code.

                                2. ADMINISTRATION

         (d) Appointment of Committee. The Committee shall consist of at least two Directors, appointed by and holding office at the pleasure of the Board. No Options, Rights or Awards may be granted to any member of the Committee during the term of such Director's membership on the Committee. A Director shall be eligible to serve on the Committee only if such Director has not at any time within one year prior thereto been selected as a person (i) to whom Options, Rights or Awards were granted or (ii) to whom stock was allocated or stock options or awards were granted pursuant to any other plan of the Company or of any Affiliate entitling the participants therein to acquire stock of the Company or any Affiliate; provided, however, that a Director may participate in and be eligible to receive stock, awards and/or options pursuant to any other plan of
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the Company or of any Affiliate if such participation or eligibility would not disqualify the Director from being a "disinterested person" for purposes of Rule 16b-3 under the Exchange Act. The duties and responsibilities of the Committee may be assigned by the Board to a standing committee of the Board; provided, however, that all of the members of such standing committee must satisfy all of the eligibility requirements set forth above for membership on the Committee.

         (e) Duty and Power of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to determine which Employees are key Employees and to interpret the Plan, the Options, the Rights and the Awards, and to adopt rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.

         (f) Matters Relating to Termination of Employment. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from Retirement or Total Disability, and all questions of whether particular leaves of absence constitute Terminations of Employment.

         (g) Transfer Restrictions. The Committee, in its absolute discretion, may impose such restrictions on the transferability of the Shares issued upon the exercise of an Option or issued as an Award as it deems appropriate, and any such restrictions shall be set forth in the respective Option or Award agreement and may be referred to on the certificates evidencing such Shares.

         (h) Committee Actions. The Committee may act either by vote of a majority of its members at a meeting or by a memorandum or other written instrument signed by all members of the Committee.

         (i) Compensation; Professional Assistance; Good Faith Actions. Members of the Committee may receive reasonable compensation for their services as members, and all expenses and liabilities they incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, or other persons. The Committee, the Company and officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, Grantees, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, the Options, the Rights or the Awards, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

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                          3. SHARES SUBJECT TO THE PLAN

         (a) Limitations. The total number of Shares that may be subject to Options, Rights and Awards granted under the Plan shall not exceed 250,000 in the aggregate. Moreover, no key Employee shall be granted Options, Rights or Awards with respect to a number of Shares, determined on a cumulative basis, that exceeds 90% of the aggregate number of Shares that are available to be issued under the Plan pursuant to this Section 3(a).

         (b) Effect of Unexercised or Cancelled Options or Stock Appreciation Rights, Unvested Restricted Stock or Unit Awards. If an Option, Right or Award expires or is cancelled for any reason without having been fully exercised or vested, the number of Shares or units subject to such Option, Right or Award that were not purchased or did not vest prior to such expiration or cancellation may again be made subject to an Option, a Right or an Award granted hereunder (to the same Optionee or Grantee or to a different Optionee or Grantee), provided that a surrender of all or part of an Option in connection with the exercise of a Right shall not be considered a termination and the Shares covered by such Option or the surrendered portion may not be reallocated by the Committee.

         (c) Changes in Company's Shares. In the event that the outstanding Shares are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, spin-off or combination of shares, appropriate adjustments shall be made by the Committee in the aggregate number and kind of shares and units that may be issued on exercise of Options or Rights or granted as Awards.

                           4. STOCK OPTIONS AND RIGHTS

         (a) Granting of Options and Rights.

             (1) Eligibility. Any key Employee of the Company or of any corporation which is then an Affiliate shall be eligible to be granted Options and/or Rights.

             (2) Granting of Options and/or Rights.

                 (A) The Committee shall from time to time, in its absolute discretion:

                     (i) Select from among the eligible key Employees to whom
             Options or Rights should be granted and determine the number of Shares to be subject to such Options or Rights.

                    (ii) Determine the terms and conditions of such Options or
             Rights, consistent with the Plan.

                   (iii) Determine whether such Options are to be Incentive
             Stock Options or not, provided any Incentive Stock Option must meet all the applicable requirements of Section 422 of the Code.
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                 (B) Upon the selection of a key Employee to be granted an
         Option or Right, the Committee shall authorize the Company to grant such Option or Right and may impose such conditions on the grant of such Option or Right, as it deems appropriate.

         (b) Terms of Options or Rights.

             (1) Option Agreement; Rights Agreement. Each Option and/or Right shall be evidenced by a written agreement which shall be executed by the Optionee and the Company and which shall contain the terms and conditions determined by the Committee. Notwithstanding anything to the contrary in the Plan, agreements evidencing Incentive Stock Options shall contain such terms and conditions, among others, as may be necessary in the opinion of the Committee to qualify them as Incentive Stock Options under Section 422 of the Code.

             (2) Exercise Price. The Exercise Price of the Shares subject to each Option or Right shall be set by the Committee; provided, however, that the price shall not be less than 100% of the Fair Market Value for such Shares on the date the Option and/or Right is granted as determined by the Committee. The Exercise Price shall be subject to adjustment only as provided in Section 4(b)(7) of the Plan.

             (3) Date of Grant. The date on which an Option or Right shall be granted shall be the date of the Committee's authorization of such grant or such later date as may be determined by the Committee at the time such grant is authorized.

             (4) Commencement of Exercisability.

                 (A) Except as may be otherwise provided in the agreement evidencing an Option and/or Right or as may be otherwise determined by the Committee, no Option or Right may be exercised in whole or in part during the first six months after such Option or Right is granted.

                 (B) Subject to the provisions of Section 4(b)(4)(A) and (C), Options or Rights shall become exercisable at such times and in such installments (which may be cumulative) as the Committee shall provide in the terms of each individual Option or Right; provided, however, that in the agreement evidencing an Option or Right or after an Option or Right is granted, the Committee may, on such terms and conditions as it may determine to be appropriate and notwithstanding the provisions of Section 4(b)(4)(A) and (C), accelerate the time at which such Option or Right or any portion thereof may be exercised.

                 (C) No portion of an Option or Right which is unexercisable
         (except an Incentive Stock Option which is unexercisable solely by virtue of the sequential exercise restriction contained in Section 4(b)(9)(C)) at the time of the Optionee's Termination of Employment shall thereafter become exercisable; provided, however, that this does not limit the discretion of the Committee to provide in the terms of an Option or Right that there will be an acceleration of exercisability upon the occurrence of certain types of Terminations of Employment.
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                (5) Replacement Options and Rights. The Committee, in its
absolute discretion, may grant to holders of outstanding Options or Right, in exchange for the surrender and cancellation of such Options or Rights, new Options or Rights having Exercise Prices lower (or higher) than the Exercise Price provided in the Options or Rights so surrendered and cancelled and containing such other terms and conditions as the Committee may deem appropriate.

                (6)   Expiration of Options and Rights.

                      (A) Except as otherwise provided in Section 4(b)(6)(B), each Option or Right shall terminate on the expiration of ten years from the date the Option or Right was granted. Notwithstanding the foregoing or any other provision of the Plan, no Incentive Stock Option may be exercised after the expiration of ten years from the date the Option was granted.

                      (B) Each Option or Right or portion thereof which has become exercisable may be exercised until the first to occur of the following events:

                            (i) The expiration of three months from the date of
                the Optionee's Termination of Employment unless such Termination of Employment results from the Optionee's death, Total Disability or Retirement, and except as provided in (iv) below; or

                           (ii) The expiration of one year from the date of the
                Optionee's Termination of Employment by reason of Total Disability; or

                          (iii) The expiration of one year from the date of the
                Optionee's Retirement; provided no Incentive Stock Option may be exercised after the expiration of three months from the date of the Optionee's Retirement, and except as provided in (iv) below; or

                           (iv) The expiration of one year from the date of the
                Optionee's death, if such death occurs while the Optionee is in the employ of the Company or an Affiliate or within the three-month or one-year period referred to in (i), (ii) or (iii) above, whichever is applicable.

                      (C) Subject to the provisions of subparagraphs (A) and (B) of this Section 4(b)(6), the Committee shall provide, in the terms of each individual Option or Right, when such Option or Right expires and becomes unexercisable.

                (7) Adjustments in Outstanding Options or Rights. In the event that the outstanding Shares subject to Options or Rights are increased or decreased or changed into or exchanged for a different number or kind of shares of the Company, or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, spin-off or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options or Rights, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option or Right shall be made without change in the total Exercise Price applicable to the Option or Right or the unexercised portion of the Option or Right (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in option price per share and provided that any such adjustment in respect to an Incentive Stock Option shall be made in such manner as not to constitute a "modification" as defined in
Section 425 of the Code. Any such adjustment made by the Committee shall be final and binding upon all Optionees, the Company and all other interested persons.

                (8) Change of Control. In its absolute discretion and on such terms and conditions as it deems appropriate, and notwithstanding the provisions of Section 4(b)(4), the Committee may provide that in the event of a Change of Control, that such Option or Right shall immediately vest and may be exercised at any time on or following a Change of Control.

                (9) Certain Additional Provisions for Incentive Stock Options. Notwithstanding anything to the contrary in the Plan, each Incentive Stock Option must meet the following requirements:

                      (A) The Optionee at the time the Option is granted is an Employee of the Company or a Subsidiary of the Company.

                      (B) The Optionee (together with persons whose stock ownership is attributed to the Optionee pursuant to Section 425(d) of the Code) at the time the Option is granted does not own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Subsidiaries, unless at the time of grant the exercise price of the Option is at least 110% of the Fair Market Value of the Common Stock subject to the Option and the Option may not be exercisable after the expiration of five years from the date the Option was granted.

                      (C) No Option may be granted to an Employee which, when aggregated with all other Incentive Stock Options granted to such Employee by the Company and its Subsidiaries, would result in stock having an aggregate Fair Market Value (determined for each share of stock as of the time the Option covering such share is granted) in excess of $100,000 becoming first available for purchase upon exercise of the Option during any calendar year.

                      (D) The Option may not be exercised after the expiration of three months after the Optionee ceases to be employed by the Company or a Subsidiary.

                (10) Substitute Options or Rights. Options or Rights may be granted under the Plan from time to time in substitution for options or rights held by employees of other corporations who are about to become Employees of the Company as the result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company or any Affiliate of the assets of the employing corporation or the acquisition by the Company or any Affiliate of stock of the employing corporation as a result of which it becomes an Affiliate of the Company. The terms and conditions of substitute Options or Rights so granted may vary from the terms and conditions set forth in the Plan to such extent as the Committee at the time of grant may deem appropriate in order to conform, in whole or in part, to the provisions of the options or rights in substitution for which Options or Rights are being granted, but no such variation shall be such as to affect the qualified status of any such Option which has been granted in substitution for an incentive stock option under Section 422 of the Code.

         (c)    Exercise of Options and Rights.

                (1) Person Eligible to Exercise. During the lifetime of the Optionee, only the Optionee may exercise an Option or Right granted to the Optionee or any portion thereof. After the death of the Optionee, any exercisable portion of an Option or Right may be exercised by the Optionee's personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution. The Company may require appropriate proof from any such other person of such person's right or power to exercise the Option or Right or any portion thereof.

                (2) Fractional Shares; Partial Exercise. The Company shall not be required to issue fractional Shares on exercise of an Option and the Committee may, by the terms of the Option, require any partial exercise thereof to be with respect to a specified minimum number of Shares.

                (3) Manner of Exercise. An exercisable Option or Right, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or the Secretary's office of all of the following:

                      (A) Notice in writing signed by the Optionee or other person then entitled to exercise such Option or Right or portion thereof, stating that such Option or Right or portion is exercised, such notice complying with all applicable rules established by the Committee;

                      (B) In the case of an Option, full cash payment of the Exercise Price for the Shares with respect to which such Option or portion is thereby exercised and which are to be delivered to the Optionee pursuant to such exercise; provided, at the discretion of the Committee, payment may be made in whole or in part in Shares which Shares will be valued at its then Fair Market Value as determined by the Committee or in whole or in part pursuant to such other arrangement, including any deferred payment arrangement or simultaneous exercise and sale arrangement, as the Committee, in its absolute discretion, determines; and

                      (C) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on Share certificates and issuing stop-transfer orders to transfer agents and registrars.

                (4) Right to Elect to Pay Profit or to Credit Profit in Lieu of Delivering Option Shares. The Committee, in its absolute discretion, may elect (in lieu of delivering all or a portion of the shares of Common Stock as to which an Option has been exercised) if the Fair Market Value of the Common Stock exceeds the Exercise Price of the Option (i) to pay the Optionee in cash or in Shares, or a combination of cash and Shares, an amount equal to the excess of the Fair Market Value of the Shares on the exercise date over the Exercise Price or, in the case of an Option which is not an Incentive Stock Option, (ii) to defer payment and to credit the amount of such excess on the Company's books for the account of the Optionee and either (a) to treat the amount in such account as if it had been invested in the manner from time to time determined by the Committee, with dividends or other income thereon being deemed to have been so reinvested or (b) for the Company's convenience, to contribute the amount in such account to a trust, which may be revocable by the Company, for investment in the manner from time to time determined by the Committee and set forth in the instrument creating such trust. The election pursuant to this Section 4(c)(4) shall be made by giving written notice to the Optionee (or other person exercising the Option). Shares paid pursuant to this subparagraph will be valued at the Fair Market Value on the exercise date. For purposes of any cash payment to an Optionee who is subject to Section 16(b) of the Exchange Act and who exercises an Option during a "window period," for purposes of this Section 4(c)(4) the Fair Market Value of the Common Stock on the exercise date shall be deemed to be that value determined by the Committee in its discretion which is not less than the lowest Fair Market Value, nor more than the highest Fair Market Value, of a Share on any day during such "window period." "Window period" shall mean the ten-day period defined in Rule 16b-3(e)(3) under the Exchange Act. For purposes of the limitations in Section 3(a), the number of Shares which are paid or credited pursuant to this Section 4(c)(4) shall not be counted, but the full number of Shares as to which the Option was exercised shall be counted even though the Committee has made an election under this Section 4(c)(4) in respect to some or all of the Shares.

                (5) Conditions to Issuance of Stock Certificates. The Shares deliverable upon exercise of an Option, or any part thereof, may be either previously authorized but unissued Shares or issued Shares which have then been reacquired by the Company. The Company shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

                      (A) The admission of such Shares to listing on all stock exchanges or automated quotation system operated by a national securities association on which such class of stock is then listed or traded;

                      (B) The completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Company shall, in its absolute discretion, deem necessary or advisable;

                      (C) The obtaining of any approval or other clearance from any state or federal governmental agency which the Company shall, in its absolute discretion, determine to be necessary or advisable;

                      (D) The provision for any income tax withholding which the Company shall, in its absolute discretion, determine to be necessary or advisable; and

                      (E) The lapse of such reasonable period of time following the exercise of the Option as the Company may determine, in its absolute discretion, from time to time to be necessary or advisable for reasons of administrative convenience.

                (6) Rights as Shareholders. An Optionee shall not be, nor have any of the rights or provisions of, a shareholder of the Company in respect to any Shares which may be purchased upon the exercise of any Option, or that are subject to any Right, or portion thereof unless and until certificates representing such Shares have been issued by the Company to such Optionee.

                                    5. AWARDS

         (a) Eligibility. Any key Employee of the Company or of any corporation which is then an Affiliate shall be eligible to be granted Awards.

         (b) Award Procedure. The Committee shall from time to time in its absolute discretion:

                (1) Select from among the eligible key Employees the Employees to whom Awards shall be granted, determine whether such Awards are to be Restricted Stock Awards or Restricted Unit Awards (or both) and determine the number of Shares or units to be covered by such Awards; and

                (2) Determine the terms and conditions of such Awards, consistent with the Plan.

         (c) Award Agreements. Each Award shall be evidenced by a written agreement, executed by the Grantee and the Company, which shall contain such restrictions, terms and conditions as the Committee may require and (without limiting the generality of the foregoing) such agreements reflecting Restricted Stock Awards may impose an escrow condition and/or require that an appropriate legend be placed on Share certificates.

         (d)    Restricted Stock Awards.

                (1) Shares Subject to Award. The Shares awarded as a Restricted Stock Award may be either previously authorized but unissued Shares or issued Shares which have then been reacquired by the Company. Such awarded Shares shall be issued in the name of the Grantee and delivered to the Grantee (or the escrow holder, if any) as soon as reasonably practicable after the Award is made (and after the Grantee has executed the Award agreement and any other documents which the Committee, in its absolute discretion, may require) without the payment of any cash consideration by such Grantee. Unless and until the Shares so awarded to the Grantee shall have vested in the manner set forth in Section 5(f), below, such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated. Upon the Termination of Employment of the Grantee, all of such Shares which are not then vested shall thereupon be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company. The Committee may also impose such other restrictions and conditions on the Shares as it deems appropriate.

                (2)   Rights as Shareholder.

                      (A) Upon delivery of the Shares awarded to the Grantee (or the escrow holder, if any) as a Restricted Stock Award, the Grantee shall have all the rights of a shareholder with respect to such Shares, including the right to vote the Shares and receive all dividends, or other distributions paid or made with respect to the Shares.

                      (B) In the event that as a result of a stock dividend, stock-split, reclassification, recapitalization, combination of Shares or the adjustment in the capital stock of the Company or otherwise, or as a result of a merger, consolidation, spin-off or other reorganization, the Company's Common Stock shall be increased, reduced or otherwise changed, and by virtue of any such change a Grantee shall in the Grantee's capacity as owner of unvested Shares of stock which have been awarded to the Grantee as a Restricted Stock Award (the "prior Shares") be entitled to new or additional or different shares of stock or securities (other than rights or warrants to purchase securities), such new or additional or different shares or securities shall thereupon be considered to be unvested Restricted Stock Awards and shall be subject to all of the conditions and restrictions which were applicable to the prior Shares pursuant to the Plan.

                      (C) If a Grantee receives rights or warrants with respect to any Shares which were awarded to the Grantee as Restricted Stock Awards, such rights or warrants or any Shares or other securities acquired by the exercise of such rights or warrants may be held, exercised, sold or otherwise disposed of by the Grantee free and clear of the restrictions and obligations provided in the Plan.

                (3) Conditions. Each Restricted Stock Award shall contain either performance-based criteria to be met prior to vesting or require a minimum time period of six months over which the Shares comprising such Restricted Stock Award shall vest in increments as the Committee, in each case, shall determine.

         (e)    Restricted Unit Awards.

                (1) Restricted Unit Account. In the case of Restricted Unit Awards, no Shares shall be issued to the Grantee at the time the Award is made, and no fund shall be set aside by the Company for the payment of any such Award; but rather the Company shall establish and maintain a separate written account for each Grantee and shall record in such account the number of Restricted Units awarded to such Grantee. Whenever the Company pays a cash dividend upon its Common Stock, there shall be credited to each such Grantee's account an amount equal to the cash dividend paid upon one Share for each Restricted Unit then in such Grantee's account (hereinafter referred to as "Dividend Equivalents").

                (2) Payment of Restricted Units. Each Restricted Unit Award agreement shall specify a date or dates on which payment of the value of vested Restricted Units (and Dividend Equivalents with respect to such vested Restricted Units) in the Grantee's account is to be made. As soon as reasonably practicable after the payment date, the Company shall deliver to the Grantee one Share for each vested Restricted Unit credited to the Grantee's account and cash equal to the vested Dividend Equivalents credited to the Grantee's account; provided, however that the Committee may, in its absolute discretion, elect to pay the Grantee cash or part cash and part Shares in lieu of delivering only Shares for the vested Restricted Units. If a cash payment is made in lieu of delivering Shares the amount of such cash payment shall (in respect to each vested Restricted Unit for which a cash payment is to be made) be equal to the Fair Market Value of the Shares on the payment date. The Shares delivered in payment, in whole or in part, of a Restricted Unit may be either previously authorized but unissued Shares or issued Shares which have then been reacquired by the Company. Payments to be made hereunder shall, if the Grantee is then deceased, be made to the Grantee's estate or others as may be designated in writing by the Grantee, with the approval of the Committee.

                (3) Deferral of Payment. The Restricted Unit Award agreement may permit a Grantee to request the payment of vested Restricted Units (and Dividend Equivalents with respect to such Restricted Units) be deferred beyond the payment date specified in the agreement. It shall be at the Committee's sole discretion whether or not to permit such deferment and to specify the terms and conditions which are not inconsistent with the Plan, to be contained in the agreement. In the event of such deferment, the Committee may determine that interest shall be credited annually on the Dividend Equivalents at a rate to be determined by the Committee. The Committee may also determine to compound such interest.

                (4) Adjustments in Capitalization. The Committee shall make an appropriate adjustment in the number of kind of Restricted Units then credited to the account or accounts of any Grantee due to changes in the Company's outstanding Common Stock by reason of a merger, consolidation, spin-off or other reorganization, recapitalization, reclassification, stock split-up, stock dividend, or combination of Shares and any such adjustment made by the Committee shall be final and binding upon all Grantees, the Company and all other interested persons.

                (5) No Trust Fund. Grantees of Restricted Unit Awards shall not have any interest in any fund or specific asset of the Company by reason of such Award. No trust fund shall be created in connection with the Plan or any Restricted Unit Award thereunder, and there shall be no required funding of amounts which may become payable under any such Award.

         (f) Vesting of Awards. Shares awarded as Restricted Stock Awards and units awarded as Restricted Unit Awards (including Dividend Equivalents with respect to such Restricted Unit Awards) shall vest at such time or times and on such terms, conditions and performance criteria, as the Committee may determine; provided, however, that (i) no such Shares or units shall vest until six months from the date of Award and (ii) the vesting of such Shares or units shall occur only if the Grantee on the date of the vesting is then and has continuously been an Employee from the date of the Award. In the event of Termination of Employment as a result of the death or Total Disability of a Grantee, the Committee, in its absolute discretion, may determine that the unvested portion of some or all Shares awarded to the Grantee as Restricted Stock Awards and some or all units awarded to the Grantee as Restricted Unit Awards (including unvested Dividend Equivalents) shall thereupon immediately vest. The Committee may also decide at any time in its absolute discretion and on such terms and conditions as it deems appropriate, to accelerate the vesting of Shares awarded as Restricted Stock Awards and units awarded as Restricted Unit Awards (including unvested Dividend Equivalents).

                          6. STOCK APPRECIATION RIGHTS

         (a) Eligibility. Any key Employee of the Company or of any corporation which is then an Affiliate shall be eligible to be granted Stock Appreciation Rights.

         (b) Grant of Stock Appreciation Rights. A Stock Appreciation Right whether Related to an Option or independent of an Option shall, upon its exercise, entitle the Optionee to whom such Stock Appreciation Right was granted to receive the number of Shares or cash or combination thereof, as the Committee in its discretion shall determine at the date of grant and as provided for in the applicable agreement pursuant to which the Stock Appreciation Right is granted. The aggregate value of the Stock Appreciation Right (i.e., the sum of the amount of cash and/or Fair Market Value of such Shares on the date of exercise) shall equal the amount by which the Fair Market Value per Share on the date of such exercise shall exceed the Exercise Price of such Stock Appreciation Right (see Section 6(c) below for instructions on how to calculate the Exercise Price of a Related Stock Appreciation Right), multiplied by the number of Shares with respect of which such Stock Appreciation Right shall have been exercised. A Stock Appreciation Right may be related to an Option or may be granted independently of any Option, as the Committee shall from time to time in each case determine at the date of grant and as provided in the applicable agree ment.

         (c) Related Stock Appreciation Right. A Related Stock Appreciation Right may be granted at the time of grant of an Option or, in the case of a nonqualified stock option, at any time thereafter during the term of the nonqualified stock option. The Exercise Price of a Related Stock Appreciation Right shall be the same as the Exercise Price of the Related Option. The following provisions shall apply to a Related Stock Appreciation Right:

                (1) Grant of Related Stock Appreciation Right. Related Stock Appreciation Rights may be granted by the Committee under the Plan in connection with an Option, either at the time of grant or by amendment to the Related Stock Option Agreement. Each Related Stock Appreciation Right shall be subject to the same terms and conditions as the Related Option and to such additional conditions as the Committee shall determine, shall be exercisable only to the extent the Related Option is exercisable and shall become nonexercisable and be forfeited if and to the extent the Related Option is exercised or becomes unexercisable.

                (2) Exercise of Stock Appreciation Rights. A Related Stock Appreciation Right shall entitle the Optionee to surrender to the Committee unexercised the Related Option, or any portion thereof, and to receive from the Company in exchange therefor a cash payment and/or Shares having an aggregate Fair Market Value equal to the excess of the Fair Market Value of one Share over the Exercise Price per Share provided for in the related Option, multiplied by the number of Shares called for by the Option, or portion thereof, which is surrendered. The Committee shall have the sole discretion to determine the form in which payment is to be made upon the exercise of a Related Stock Appreciation Right (i.e., whether in cash, in Shares or partly in cash and partly in Shares). In no event will fractional Shares be issued but cash will be paid in lieu thereof.

                (3) Window Period Exercises for Cash. Notwithstanding the provisions of Section 6(c)(2), above, the Committee shall have the ability, in its discretion, to fix the Fair Market Value of a Share for purposes of determining the amount of cash and the number of Shares, if any, to be received upon the exercise of a Related Stock Appreciation Right during any "window period" (which consists of a period beginning on the third business day following the date of release of quarterly or annual sales and earnings information by the Company and ending on the twelfth business day following such release date) for payment wholly or partly in cash at an amount not greater than the highest Fair Market Value, nor less than the lowest Fair Market Value, of a Share during such window period.

                (4) Relation to Related Options. Related Stock Appreciation Rights shall be exercisable at such time as may be determined by the Committee, provided that a Related Stock Appreciation Right shall not be exercisable prior to the time the Related Option could be exercised and, except in the event of death or Total Disability, shall not be exercisable for a period of six months from the date of grant of such Right. A Related Stock Appreciation Right may be exercised in whole or in part only upon surrender of a proportionate part of the Related Option by the Optionee.

                (5) Expiration or Termination. Each Related Stock Appreciation Right and all Rights and obligations thereunder shall terminate and may no longer be exercised upon the termination or exercise of the Related Option.

                (6) Shares May Be Used Only Once. Shares subject to a Related Option to which a Related Stock Appreciation Right is related shall be used not more than once to calculate the cash or Shares to be received by the Optionee pursuant to an exercise of such Related Stock Appreciation Right.

                (7) Effect of Death or Other Termination of Employment. In the event of the Termination of Employment of a recipient of a Related Stock Appreciation Right, the recipient's Related Stock Appreciation Right shall be exercisable only to the extent and upon the conditions that the Related Option is exercisable under the applicable provisions of Section 4(b)(6) hereof.

                (8) Adjustment in Outstanding Options. In the event that the Options to which any Related Stock Appreciation Rights are related are adjusted pursuant to the provisions of Section 4(b)(7), then the Committee shall make an appropriate and equitable adjustment in the number of such Stock Appreciation Rights, to the end that after such event the Optionee shall be in the same position with respect to the Options as the Optionee was prior to the occurrence of such event.

          7. LIMITED STOCK APPRECIATION RIGHTS; ACCELERATION OF AWARDS

         (a) Grant of LSAR. At the time of grant of an Option or Stock Appreciation Right to any Optionee (or, in the case of a nonqualified stock option or a Stock Appreciation Right not related to an Incentive Stock Option, at any time thereafter during the term of the Option or Stock Appreciation Right), the Committee shall have full and complete authority and discretion also to grant to the Optionee an LSAR which is Related to such Option or Stock Appreciation Right.

         (b) Exercise of LSAR. An LSAR shall entitle the holder thereof, upon exercise of the LSAR within the exercise period prescribed below and satisfaction of any conditions imposed by the Committee in the grant of the LSAR, to surrender the Related Option and/or Related Stock Appreciation Right or any portion thereof, and to receive without payment to the Company an amount of cash determined pursuant to Section 7(d) hereof. An LSAR shall be exercisable only during one or more of the periods prescribed below in Section 7(c); provided, however, that no LSAR may be exercised within six months of the date the LSAR was granted and an LSAR shall be exercisable only at such time or times and to the extent that the Related Stock Appreciation Right or Option is exercisable and only when the Fair Market Value per Share exceeds the Exercise Price per Share. To the extent that an LSAR is exercised, the Related Option and/or Stock Appreciation Right shall automatically be cancelled to the extent of the number of Shares covered by such exercise, and such Shares shall no longer be available for future Grants or Awards. To the extent that a Related Option or Stock Appreciation Right is exercised, the Related LSAR shall automatically be cancelled to the extent of the number of Shares covered by such exercise.

         (c) Trigger Event. An LSAR shall be exercisable, subject to the provisions in Section 7(b), during any one or more of the following periods:

                (1) For a period of 60 days beginning on the date on which Shares are first purchased pursuant to a tender offer or exchange offer (other than such an offer by the Company, any Subsidiary, any employee benefit plan of the Company or of any Subsidiary or any entity holding Shares or other securities of the Company for or pursuant to the terms of such plan), whether or not such offer is approved or opposed by the Company and regardless of the number of Shares purchased pursuant to such offer;

                (2) For a period of 60 days beginning on the date the Company acquired knowledge that any person or group deemed a person as used in Section 13(d) of the Exchange Act (other than the Company, any Subsidiary, any employee benefit plan of the Company or of any Subsidiary or any entity holding shares or other securities of the Company for or pursuant to the terms of any such plan, or any person or group who, as of the date of adoption of this Plan by the Board of Directors of the Company, is known by the Company to be the beneficial owner, directly or indirectly, of securities representing 10% or more of the combined voting power of the Company's outstanding securities), in a transaction or series of transactions, has become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of securities of the Company entitling the person or group to 30% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all shareholders of the Company would be entitled to vote in the election of the Board of Directors were an election held on such date;

                (3) For a period of 60 days beginning on the date, during any period of two consecutive years, when individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the shareholders of the Company, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; and

                (4) For a period of 60 days beginning on the date of approval by the shareholders of the Company of an agreement (a "reorganization agreement") providing for:

                      (A) The merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, do not beneficially own, immediately after the merger or consolidation, shares of the corporation issuing cash or securities in the merger or consolidation entitling such shareholders to 51% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all shareholders of such corporation would be entitled in the election of directors or where the members of the Board of Directors of the Company, immediately prior to the merger or consolidation, do not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation; or

                (B) The sale or other disposition of all or substantially all the assets of the Company.

         Each of the events specified in (1),(2),(3) and (4) is a "Trigger Event" for the purposes of the Plan.

         (d) Payment Upon Exercise. Upon exercise of an LSAR, the Participant shall be entitled to receive an amount of cash in respect of each Share subject to the Related Option or Stock Appreciation Right equal to the excess of the fair market value of such Share over the Exercise Price of such Related Option or Stock Appreciation Right. In the case of LSARs related to Incentive Stock Options, "fair market value" shall mean the Fair Market Value of Shares on the date the LSAR is exercised. In the case of all other LSARs, "fair market value" shall mean the highest last sale price of the Shares quoted by Nasdaq during the period beginning on the 90th day prior to the date on which the LSAR is exercised and ending on such date, except that:

                (1) In the event of a tender offer or exchange offer for Shares, fair market value shall mean the greater of such last sale price or the highest price paid for Shares pursuant to any tender offer or exchange offer in effect at any time beginning on the 90th day prior to the date on which the LSAR is exercised and ending on such date;

                (2) In the event of the acquisition by any person or group of beneficial ownership of securities of the Company entitling the person or group to 30% or more of the combined voting power of the Company's outstanding securities as described in Section 7(c)(2), fair market value shall mean the greater of such last price or the highest price per Share paid shown on Schedule 13D, or any amendment thereto, filed by the person or group becoming a 30% beneficial owner or disclosing an intention or possible intention to acquire control of the Company; and

                (3) In the event of approval by shareholders of the Company of a reorganization agreement, fair market value shall mean the greater of such last sale price or the fixed or formula price specified in the reorganization agreement if such price is determinable as of the date of exercise of the LSAR.

         Any securities or property which are part or all of the consideration paid for Shares in a tender offer or exchange offer or under an approved reorganization agreement shall be valued at the higher of (1) the valuation placed on such securities or property by the person making the tender offer or exchange offer or by the corporation other than the Company issuing securities or property in the merger or consolidation or to whom the Company is selling or otherwise disposing of all or substantially all the assets of the Company and
(2) the valuation placed on such securities or property by the Committee.

         (e) Acceleration of Options and Stock Appreciation Rights. All Options and Stock Appreciation Rights shall become fully exercisable upon the occurrence of any Trigger Event, whether or not such Options or Stock Appreciation Rights are then exercisable under the provisions of the applicable agreements relating thereto, except that:

                (1) In no event will Stock Appreciation Rights or Options related to Stock Appreciation Rights be exercisable within six months after the date on which granted; and

                (2) Stock Appreciation Rights related to LSARs may not be exercised for cash during any of the 60-day periods after a Trigger Event.

                           8. MISCELLANEOUS PROVISIONS

         (a) Options, Rights and Awards Not Transferable. No Option or interest or right therein or part thereof and no Right, Restricted Stock Award or Restricted Unit Award shall be liable for the debts, contracts, or engagements of the Optionee, Grantee or such person's successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 8(a) shall prevent transfers by will or by the applicable laws of descent and distribution.

         (b) Employment. Nothing in the Plan or in any Option, Right or Award shall confer upon any Employee the right to continue in the employ of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and Affiliates to discharge any Employee at any time for any reason whatsoever, with or without good cause.

         (c) Effect of a Change of Control. The Committee may, in its absolute discretion, provide that in the event of a Change of Control, some or all Shares and units awarded under the Plan as Restricted Stock Awards or Restricted Unit Awards including unvested Dividend Equivalents shall immediately vest.

         (d) Amendment, Suspension or Termination of the Plan. The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company's shareholders given within 12 months before or after the action by the Board or the Committee, no action of the Committee or Board may, except as provided in Section 3(c), (i) increase the limits imposed in
Section 3(a) on the maximum number of Shares which may be the subject of Options, Rights and Awards granted under the Plan, (ii) amend Section 4(b)(6)(A) or (B) to permit the exercise of an Option or Right after expiration of ten years from the date the Option or Right was granted, or extend the limit imposed in this subsection on the period during which Incentive Stock Options may be granted, (iii) materially modify the requirements as to eligibility for participation in the Plan or (iv) otherwise materially increase the benefits accruing to participants under the Plan. Neither the amendment, suspension, nor termination of the Plan shall, without the consent of the Optionee or the Grantee, alter or impair any rights or obligations under any Option, Right or Award theretofore granted. No Option, Right or Award may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option intended to be an Incentive Stock Option be granted under the Plan more than ten years after the date the adoption of the Plan was approved by the Board.

         (e) Effect upon Other Compensation Plans. The adoption of the Plan shall not affect any other stock option, compensation or incentive plans in effect for the Company or any Affiliate and the Plan shall not preclude the Board from establishing any other forms of incentive or compensation for Employees of the Company or any Affiliate.

         (f) Compliance with Rule 16b-3. To the extent that Rule 16b-3 under the Exchange Act applies to Options, Rights or Awards granted under the Plan, it is the intent of the Company that the Plan comply in all respects with the requirements of Rule 16b-3, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if the Plan shall not so comply, whether on the date of adoption or by reason of any later amendment to or interpretation of Rule 16b-3, the provisions of the Plan shall be deemed to be automatically amended so as to bring them into full compliance with such rule.

         (g) Shareholder Approval. Notwithstanding anything to the contrary set forth herein, no Option or Right may be exercised and no Award may be granted until the Plan shall have been approved by the affirmative vote of the holders of a majority of the outstanding Shares present or represented by proxy and entitled to vote at a duly convened meeting of shareholders of the Company.

         (h) Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.